                                                                  Exhibit 3.06

                    RESTATED CERTIFICATE OF INCORPORATION

                                     OF

                              INTERWOVEN, INC.

                 (Originally incorporated on July 22, 1999)

     Interwoven, Inc., a Delaware corporation, hereby certifies that the Restated Certificate of Incorporation of the corporation attached hereto as Exhibit "A", which is incorporated herein by this reference, and which only
-----------
restates and integrates and does not further amend the provisions of the Amended and Restated Certificate of Incorporation of this corporation as heretofore amended or supplemented, there being no discrepancies between those provisions and the provisions of this Amended and Restated Certificate of Incorporation, has been duly adopted by the corporation's Board of Directors in accordance with
Section 245 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, said corporation has caused this Restated Certificate of Incorporation to be signed by its by duly authorized officer this 5th day of October, 1999 and the foregoing facts stated herein are true and correct.

                                    INTERWOVEN, INC.

                                    By:  /s/  Martin W. Brauns
                                         ---------------------------------
                                         Martin W. Brauns, President
                                         and Chief Executive Officer

                                                                     Exhibit "A"
                                                                     -----------

                                  RESTATED

                        CERTIFICATE OF INCORPORATION

                                     OF

                              INTERWOVEN, INC.

                                  ARTICLE I

         The name of the corporation is Interwoven, Inc.

                                 ARTICLE II

         The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle. The name of its registered agent at that address is Corporation Service Company.

                                 ARTICLE III

         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE IV

     The total number of shares of all classes of stock which the corporation has authority to issue is 100,000,000 shares, consisting of two classes:
75,000,000 shares of Common Stock, $0.001 par value per share, and 25,000,000 shares of Preferred Stock, $0.001 par value per share. Of the 25,000,000 shares of Preferred Stock, par value $0.001 per share, authorized to be issued by the Corporation, 1,120,000 shares are hereby designated as "Series A Preferred
                                                        ------------------
Stock," 3,142,133 shares are hereby designated as "Series B Preferred Stock,"
                                                   ------------------------
7,159,743 shares are hereby designated as "Series C Preferred Stock", 3,741,217
                                           ------------------------
shares are hereby designated "Series D Preferred Stock" and 3,600,000 shares are
                              ------------------------
designated "Series E Preferred Stock.."  The remaining 6,236,907 shares of
            ------------------------
authorized Preferred Stock are undesignated as to series and are issuable in accordance with the provisions of Section B of this Article IV. The rights, preferences, privileges and restrictions granted to and imposed upon the respective classes and series of the Corporation's capital stock are set forth below in Section A of this Article IV.

                                  SECTION A

        RIGHTS, PREFERENCE AND RESTRICTIONS OF SERIES PREFERRED STOCK
        -------------------------------------------------------------

     The rights, preferences, restrictions and other matters relating to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are as follows:

     1.  Definitions.  For purposes of this Section B, the following definitions
         -----------
shall apply:

          1.1  "Common Stock" shall mean the Common Stock, $0.001 par value, of
                ------------
the Corporation.

          1.2  "Series Preferred Stock" shall mean the Series A Preferred Stock,
                ----------------------
the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock.

     2.  Dividend Rights.
         ---------------

          2.1 The holders of Series Preferred Stock shall each be entitled to receive, out of any funds legally available therefor, dividends on each outstanding share of Series Preferred Stock at an annual rate of (i) $0.01 per share of Series A Preferred held by them, adjusted for any combinations, consolidations, subdivisions or stock splits with respect to such shares, payable when and as declared by the Board of Directors, in preference and priority to any payment of any dividend on any shares of Common Stock (other than those payable solely in Common Stock or involving the repurchase of shares of Common Stock from terminated employees, officers, directors, or consultants pursuant to contractual arrangements), (ii) $0.102896 per share of Series B Preferred held by them, adjusted for any combinations, consolidations, subdivisions, or stock splits with respect to such shares, payable when and as declared by the Board of Directors, in preference and priority to any payment of any dividend on any shares of Common Stock (other than those payable solely in Common Stock, or involving the repurchase of shares of Common Stock from terminated employees, officers, directors, or consultants, pursuant to contractual arrangements), (iii) $0.086326 per share of Series C Preferred held by them, adjusted for any combinations, consolidations, subdivisions, or stock splits with respect to such shares, payable when and as declared by the Board of Directors, in preference and priority to any payment of any dividend on any shares of Common Stock (other than those payable solely in Common Stock, or involving the repurchase of shares of Common Stock from terminated employees, officers, directors, or consultants pursuant to contractual arrangements), (iv) $0.149684 per share of Series D Preferred held by them, adjusted for any combinations, consolidations, subdivisions, or stock splits with respect to such shares, payable when and as declared by the Board of Directors, in preference and priority to any payment of any dividend on any shares of Common Stock (other than those payable solely in Common Stock, or involving the repurchase of shares of Common Stock from terminated employees, officers, directors, or consultants pursuant to contractual arrangements) and (v) $0.4528 per share of Series E Preferred held by them, adjusted for any combinations, consolidations, subdivisions, or stock splits with respect to such shares, payable when and as declared by the Board of Directors, in preference and priority to any payment of any dividend on any shares of Common Stock (other than those payable solely in Common Stock, or involving the repurchase of shares of Common Stock from terminated employees, officers, directors, or consultants pursuant to contractual arrangements). No dividends shall be declared on the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred unless dividends are declared on each such series of Series Preferred Stock. In the event dividends are paid to the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred that are less than the full amounts to which such holders are entitled pursuant to this Section 2, such holders shall share ratably in the total amount of dividends paid according to the respective amounts which would be payable in respect of the shares held by them if the dividends payable on or with respect to said shares were paid in full. The right to such dividends shall not be cumulative, and no right shall accrue to holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred by reason of the fact that dividends on such shares are not declared or paid in any prior year whether or not the earnings of the Corporation in that prior year were sufficient to pay such dividends in whole or in part. The Series Preferred Stock shall participate on any distribution of dividends on the Common Stock (based on the number of shares of Common Stock into which such share of Series Preferred Stock is convertible on the date the dividend is declared). In the event that the Corporation shall have declared but unpaid dividends outstanding immediately prior to, and in the event of, a conversion of Series Preferred Stock (as provided in Section 6 hereof), the Corporation shall, at the option of the holder, pay in cash to the holder(s) of Series Preferred Stock subject to conversion the full amount of any such dividends or allow such dividends to be converted into Common Stock in accordance with, and pursuant to the terms specified in, Section 6 hereof.

          2.2 Dividends shall be paid by forwarding a check, postage prepaid, to the address of each holder (or, in the case of joint holders, to the address of any such holder) of Series E Preferred, Series D Preferred, Series C Preferred, Series B Preferred, and Series A Preferred as shown on the books of the Corporation, or to such other address as such holder specifies for such purpose by written notice to the Corporation. The forwarding of such check shall satisfy all obligations of the Corporation with respect to such dividends, unless such check is not paid upon timely presentation.

     3.  Liquidation Preference.  In the event of any liquidation, dissolution,
         ----------------------
or winding up of the Corporation (each a "Liquidation Event"), whether voluntary
                                          -----------------
or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner.

          3.1 The holders of Series Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock, by reason of their ownership of such stock, an amount per share equal to the sum of (i) $0.20 (the "Original Series A Issue Price") for each share of Series A Preferred
            -----------------------------
then held by them, adjusted for any combinations, consolidations, subdivisions, or stock splits with respect to such shares and, in addition, all accrued but unpaid dividends on such shares of Series A Preferred (the "Series A
                                                            --------
Preference"), (ii) $1.2862 (the "Original Series B Issue Price") for each share
----------                       -----------------------------
of Series B Preferred then held by them, adjusted for any combinations, consolidations, subdivisions, or stock splits with respect to such shares and, in addition, all accrued but unpaid dividends on such shares of Series B
Preferred (the "Series B Preference"), (iii) $1.079076 (the "Original Series C
                -------------------                          -----------------
Issue Price") for each share of Series C Preferred then held by them, adjusted
-----------
for any combinations, consolidations, subdivisions, or stock splits with respect to such shares and, in addition, all accrued but unpaid dividends on such shares of Series C Preferred (the "Series C Preference"), (iv) $1.87105 (the "Original
                            -------------------
Series D Issue Price") for each share of Series D Preferred then held by them, adjusted for any combinations, consolidations, subdivisions, or stock splits with respect to such shares and, in addition, all accrued but unpaid dividends on such shares of Series D Preferred (the "Series D Preference") and (v) $5.66
                                           -------------------
(the "Original Series E Issue Price") for each share of Series E Preferred then
      -----------------------------
held by them, adjusted for any combinations, consolidations, subdivisions, or stock splits with respect to such shares and, in addition, all accrued but unpaid dividends on such shares of Series E Preferred (the "Series E
                                                            --------
Preference"). The Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall rank on a pari passu basis as to the receipt of the respective preferential amounts for each such series upon the occurrence of such event. If the assets and funds thus distributed among the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall be insufficient to permit the payment to such holders of the full aforesaid Series A Preference, Series B Preference, Series C Preference, Series D Preference and Series E Preference, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred in proportion to the total preferential amount owed to each holder under this Section 3.1.

          3.2 After payment of the Series A Preference, Series B Preference, Series C Preference, Series D Preference and Series E Preference has been made to the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred of the full amounts to which they are entitled pursuant to Section 3.1 above, the remaining assets and funds of the Corporation available for distribution shall be distributed ratably among all holders of Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred and holders of Common Stock based on the number of shares of Common Stock held by each such holder (assuming conversion of all Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred). Notwithstanding the foregoing sentence, the right to receive the remaining assets so described shall cease (i) as to the holders of Series B Preferred at such time as the holders of Series B Preferred have received an aggregate of $2.5724 per share of Series B Preferred held by them (including amounts previously paid as the Series B Preference), (ii) as to the holders of Series C Preferred at such time as the holders of Series C Preferred have received an aggregate of $2.158152 per share of Series C Preferred held by them (including amounts previously paid as the Series C Preference), (iii) as to the holders of Series D Preferred at such time as the holders of Series D Preferred have received an aggregate of $2.806575 per share of Series D Preferred held by them (including amounts previously paid as the Series D Preference) and (iv) as to the holders of Series E Preferred at such time as the holders of Series E Preferred have received an aggregate of $8.49 per share of Series E Preferred held by them (including amounts previously paid as the Series E Preference). Thereafter, the remaining assets and funds of the Corporation available for distribution shall be distributed ratably among all holders of Common Stock (including shares of Common Stock into which the Series Preferred

Stock is converted prior to the commencement of the Liquidation Event distribution described in this Section 3).

          3.3 Notwithstanding the foregoing Sections 3.1 and 3.2, the entire liquidation amount payable with respect to a share of Series B Preferred, a share of Series C Preferred, a share of Series D Preferred and a share of Series E Preferred upon a liquidation, dissolution or winding up shall, in each instance, be equal to the greater of (i) the amount that would be distributable under Sections 3.1 and 3.2 with respect to such share, and (ii) the amount that would be distributable under Sections 3.1 and 3.2 in respect of the shares of Common Stock issuable upon conversion of such share, assuming that such share were converted into Common Stock pursuant to Section 6.1 immediately prior to such liquidation, dissolution or winding up of the Corporation.

          3.4 For purposes of this Section 3, any transaction or series of transactions, including without limitation a merger, consolidation, or other corporate reorganization of the Corporation with or into any other corporation or corporations in which more than fifty percent (50%) of the outstanding voting power of this Corporation is disposed of, or a sale of all or substantially all of the assets of the Corporation, shall be treated as a Liquidation Event, irrespective of the form of payment made in such transaction or series of transactions.

          3.5 Each holder of Series Preferred Stock shall, by virtue of its acceptance of a stock certificate evidencing Series Preferred Stock, be deemed to have consented to distributions made by this Corporation in connection with the repurchase by this Corporation of its Common Stock pursuant to its agreements with certain of the holders thereof.

          3.6 The value of securities and property paid or distributed pursuant to this Section 3 shall be computed at fair market value at the time of payment as determined by the Board of Directors in the good faith exercise of its reasonable business judgment, provided that (i) if such securities are listed on any established stock exchange or a national market system, their fair market value shall be the mean between the high and low prices for such securities as quoted on such system or exchange (or the largest such exchange) for the 5 trading days immediately preceding and including the date the value is to be determined (or if there are no sales for such date, then for the 5 trading days immediately preceding such date), as reported in the Wall Street Journal or
                                                     -------------------
similar publication, (ii) if such securities are regularly quoted by a recognized securities dealer but selling prices are not reported, their fair market value shall be the mean between the high bid and low asked prices for such securities on the 5 business days immediately preceding and including the date the value is to be determined (or if there are no quoted prices for such dates, then for the 5 last preceding business days on which there were quotes prices), and (iii) if a majority of the directors elected by the holders of Series B Preferred and Series C Preferred pursuant to Section 5.2 hereof (the

"Preferred Directors") does not approve the Board of Directors' valuation of
--------------------
securities and property paid or distributed, the Corporation shall promptly engage competent independent appraisers from a nationally recognized accounting firm reasonably acceptable to the Preferred Directors (and with no prior business relationship with the Corporation), or such other appraisers which are agreed to by the Board of Directors and the Preferred Directors, to determine the value of such securities and property paid or distributed, which determination shall be final and binding; and provided, further, that if the securities described in (i) or (ii) are
    --------  -------
subject to restrictions on transfer, the Board of Directors shall apply an appropriate discount in determining the value thereof.

          3.7 Nothing hereinabove set forth shall affect in any way the right of each holder of Series Preferred Stock to convert such shares into Common Stock in accordance with Section 6 hereof at any time prior to the commencement of the distribution of assets and funds described above.

     4.  Redemption Rights.
         -----------------

          4.1  Series A Preferred.  At the election in writing by the holders of
               ------------------
more than fifty percent (50%) of the outstanding shares of Series A Preferred, the Corporation shall redeem, on the terms and conditions stated herein, out of funds legally available therefor, all of the Series A Preferred in four (4) annual installments beginning on May 9, 2002 (the "Initial Redemption Date"),
                                                   -----------------------
and continuing thereafter on the first, second and third anniversaries of the Initial Redemption Date (each a "Series A Redemption Date" and, together with
                                 ------------------------
each Series B Redemption Date (as defined below), Series C Redemption Date (as defined below), Series D Redemption Date (as defined below), and Series E Redemption Date (as defined below), a "Redemption Date"), by paying in cash
                                       ---------------
therefor a sum equal to the greater of (i) the Original Series A Issue Price for each share of Series A Preferred, plus all declared but unpaid dividends thereon (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) and an amount equal to 8% of the Original Series A Issue Price compounded per annum from the date on which the first share of Series A Preferred was issued to the Series A Redemption Date, and (ii) the fair market value of the Series A Preferred on the Initial Redemption Date as determined in the manner in which the value of a security is determined in Section 3.6 hereof (the "Series A Redemption Price"). The number
                                       -------------------------
of shares of Series A Preferred that the Corporation shall be required to redeem under this paragraph (a) on any one Series A Redemption Date shall be equal to the amount determined by dividing (x) the aggregate number of shares of Series A Preferred outstanding immediately prior to the Series A Redemption Date by (y) the number of remaining Series A Redemption Dates (including the Series A Redemption Date to which such calculation applies).

          4.2  Series B Preferred.  At the election in writing by the holders of
               ------------------
more than fifty percent (50%) of the outstanding shares of Series B Preferred, the Corporation shall redeem, on the terms and conditions stated herein, out of funds legally available therefor, all of the Series B Preferred in four (4) annual installments beginning on the Initial Redemption Date, and continuing thereafter on the first, second and third anniversaries of the Initial Redemption Date (each a "Series B Redemption Date"), by paying in cash therefor
                         ------------------------
a sum equal to the greater of (i) the Original Series B Issue Price for each share of Series B Preferred, plus all declared but unpaid dividends thereon (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) and an amount equal to 8% of the Original Series B Issue Price compounded per annum from the date on which the first share of Series B Preferred was issued (the "Series B Original Issue Date") to the
                                       ----------------------------
Series B Redemption Date, and (ii) the fair market value of the Series B Preferred on the Initial Redemption Date as
determined in the manner in which the value of a security is determined in
Section 3.6 hereof (the "Series B Redemption Price"). The number of shares of
                         -------------------------
Series B Preferred that the Corporation shall be required to redeem under this paragraph (b) on any one Series B Redemption Date shall be equal to the amount determined by dividing (x) the aggregate number of shares of Series B
Preferred outstanding immediately prior to the Series B Redemption Date by (y) the number of remaining Series B Redemption Dates (including the Series B Redemption Date to which such calculation applies).

          4.3  Series C Preferred.  At the election in writing by the holders of
               ------------------
more than fifty percent (50%) of the outstanding shares of Series C Preferred, the Corporation shall redeem, on the terms and conditions stated herein, out of funds legally available therefor, all of the Series C Preferred in four (4) annual installments beginning on the Initial Redemption Date, and continuing thereafter on the first, second and third anniversaries of the Initial Redemption Date (each a "Series C Redemption Date") by paying in cash therefor a
                         ------------------------
sum equal to the greater of (i) the Original Series C Issue Price for each share of Series C Preferred, plus all declared but unpaid dividends thereon (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) and an amount equal to 8% of the Original Series C Issue Price compounded per annum from the date on which the shares of Series C Preferred to be redeemed were issued (the "Series C Original Issue
                                                    -----------------------
Date") to the Series C Redemption Date, and (ii) the fair market value of the
----
Series C Preferred on the Initial Redemption Date as determined in the manner in which the value of a security is determined in Section 3.6 hereof (the "Series C
                                                                        --------
Redemption Price").  The number of shares of Series C Preferred that the
----------------
Corporation shall be required to redeem under this paragraph (c) on any one Series C Redemption Date shall be equal to the amount determined by dividing (x) the aggregate number of shares of Series C Preferred and standing immediately prior to the Series C Redemption Date by (y) the number of remaining Series C Redemption Dates (including the Series C Redemption Date to which such calculation applies).

          4.4  Series D Preferred.  At the election in writing by the holders of
               ------------------
more than fifty percent (50%) of the outstanding shares of Series D Preferred, the Corporation shall redeem, on the terms and conditions stated herein, out of funds legally available therefor, all of the Series D Preferred in four (4) annual installments beginning on the Initial Redemption Date, and continuing thereafter on the first, second and third anniversaries of the Initial Redemption Date (each a "Series D Redemption Date") by paying in cash therefor a
                         ------------------------
sum equal to the greater of (i) the Original Series D Issue Price for each share of Series D Preferred, plus all declared but unpaid dividends thereon (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) and an amount equal to 8% of the Original Series D Issue Price compounded per annum from the date on which the shares of Series D Preferred to be redeemed were issued (the "Series D Original Issue
                                                    -----------------------
Date") to the Series D Redemption Date, and (ii) the fair market value of the Series D Preferred on the Initial Redemption Date as determined in the manner in which the value of a security is determined in Section 3.6 hereof (the "Series D
                                                                        --------
Redemption Price").  The number of shares of Series D Preferred that the
----------------
Corporation shall be required to redeem under this paragraph (d) on any one Series D Redemption Date shall be equal to the amount determined by dividing (x) the aggregate number of shares of Series D Preferred and standing immediately prior to the Series D

Redemption Date by (y) the number of remaining Series D Redemption Dates (including the Series D Redemption Date to which such calculation applies).

          4.5  Series E Preferred.  At the election in writing by the holders of
               ------------------
more than fifty percent (50%) of the outstanding shares of Series E Preferred, the Corporation shall redeem, on the terms and conditions stated herein, out of funds legally available therefor, all of the Series E Preferred in four (4) annual installments beginning on the Initial Redemption Date, and continuing thereafter on the first, second and third anniversaries of the Initial Redemption Date (each a "Series E Redemption Date") by paying in cash therefor a
                         ------------------------
sum equal to the greater of (i) the Original Series E Issue Price for each share of Series E Preferred, plus all declared but unpaid dividends thereon (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) and an amount equal to 8% of the Original Series E Issue Price compounded per annum from the date on which the shares of Series E Preferred to be redeemed were issued (the "Series E Original Issue
                                                    -----------------------
Date") to the Series E Redemption Date, and (ii) the fair market value of the Series E Preferred on the Initial Redemption Date as determined in the manner in which the value of a security is determined in Section 3.6 hereof (the "Series E
                                                                        --------
Redemption Price").  The number of shares of Series E Preferred that the
----------------
Corporation shall be required to redeem under this paragraph (d) on any one Series E Redemption Date shall be equal to the amount determined by dividing (x) the aggregate number of shares of Series E Preferred and standing immediately prior to the Series E Redemption Date by (y) the number of remaining Series E Redemption Dates (including the Series E Redemption Date to which such calculation applies).

          4.6 The Corporation shall use its best efforts to be legally able to redeem the full number of shares of Series Preferred Stock to be redeemed on any Redemption Date, including, but not limited to, a sale of the Corporation (by merger or otherwise) or sale of all or substantially all of its assets. In the event that the Corporation is unable to redeem the full number of shares of Series Preferred Stock to be redeemed on any Redemption Date, the shares not redeemed shall be redeemed by this Corporation as provided in this Section 4 as soon as practicable after funds are legally available therefor. Any redemption effected pursuant to this Section 4.6 shall be made ratably among the holders of the Series Preferred Stock in proportion to the aggregate Series A Redemption Price, Series B Redemption Price, Series C Redemption Price, Series D Redemption Price and Series E Redemption Price, as applicable, to which each holder is entitled under Sections 4.1, 4.2, 4.3, 4.4 and 4.5.

          4.7 If the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and/or Series E Preferred have elected to have the shares of Series Preferred Stock that they hold redeemed as provided in Sections 4.1, 4.2, 4.3, 4.4, and 4.5 above, then at least thirty (30) but no more than sixty (60) days prior to each Redemption Date, the Corporation shall give written notice by certified or registered mail, postage prepaid, to all holders of outstanding Series Preferred Stock whose shares are being redeemed, at the address last shown on the records of the Corporation for such holder, stating such Redemption Date, the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, the Series D Redemption Price and the Series E Redemption Price, as applicable, the then current conversion rate (as provided in Section 6.1)) for such shares, and the date of termination of the right to convert (which date shall not be earlier than (30) days after the written notice by the Corporation has been given) and shall call upon such holder to surrender to the Corporation on such Redemption Date at the place designated in the notice, such holder's certificate or certificates representing the shares to be redeemed. On or after the Redemption Date stated in such notice, the holder of each share of Series Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Series A Redemption Price, Series B Redemption Price, Series C Redemption Price, Series D Redemption Price or Series E Redemption Price, as the case may be, for the shares surrendered. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on such Redemption Date funds necessary for the redemption shall be available therefor, then, as to any certificates evidencing any Series Preferred Stock so called for redemption and not surrendered, all rights of the holders of such shares so called for redemption and not surrendered shall cease with respect to such shares, except only the right of the holders to receive the Series A Redemption Price, Series B Redemption Price, Series C Redemption Price, Series D Redemption Price and Series E Redemption Price for the Series Preferred Stock which they hold, without interest, upon surrender of their certificates therefor.

          4.8 Notwithstanding anything herein to the contrary, if, on or prior to a Redemption Date (and after a redemption election has been made pursuant to this Section 4), the Corporation deposits, with any bank or trust company in the State of California having aggregate capital and surplus in excess of $100,000,000, as a trust fund, a sum sufficient to redeem on such Redemption Date the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof (or to complete the giving of such notice if theretofore commenced) and to pay, on or after the Redemption Date or prior thereto, the Series A Redemption Price, Series B Redemption Price, Series C Redemption Price, Series D Redemption Price and Series E Redemption Price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to such Redemption Date), the shares so called for redemption on such Redemption Date (but not any subsequent Redemption Date) shall be redeemed. The deposit of such sum shall constitute full payment of such shares to their holders and from and after the date of the deposit such shares shall no longer be outstanding, and the holders thereof shall cease to be stockholders with respect to such shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, Series D Redemption Price and Series E Redemption Price for the Series Preferred Stock called for redemption on such Redemption Date without interest, upon the surrender of their certificates therefor and the right to convert said shares as provided herein at any time up to but not after the close of business on the fifth day prior to the Redemption Date of such shares (which conversion date will not be earlier than thirty (30) days after the written notice of redemption has been given). Any monies so deposited on account of the Series A Redemption Price, Series B Redemption Price, Series C Redemption Price, Series D Redemption Price and Series E Redemption Price of the Series Preferred Stock converted into Common Stock subsequent to the making of such deposit shall be repaid to the Corporation forthwith upon the conversion of such Series Preferred Stock. Any interest accrued on any funds so deposited shall be the property of, and paid to, the Corporation. If the holders of Series Preferred Stock so called for redemption shall not, at the end of two (2) years after the applicable Redemption Date, have claimed any funds so deposited, such bank or trust company shall thereupon pay over to the Corporation such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the Corporation for payment of the Series A Redemption Price, Series B Redemption Price, Series C Redemption Price, Series D Redemption Price and Series E Redemption Price for the Series Preferred Stock which they hold.

     5.  Voting Rights.
         -------------

          5.1 Except as otherwise required by law or hereunder, the holder of each share of Common Stock issued and outstanding shall have one vote and the holder of each share of Series Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series Preferred Stock could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class. Fractional votes by the holders of Series Preferred Stock shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Series Preferred Stock held by each holder could be converted) be rounded to the nearest whole number (with one half being rounded upward). Holders of Common Stock and Series Preferred Stock shall be entitled to notice of any stockholders' meeting in connection with the Bylaws of the Corporation.

          5.2 Notwithstanding the provisions of paragraph (a), at each annual or special meeting called for the purpose of electing directors, (i) the holders of the Series B Preferred, voting as a separate class, shall be entitled to elect one (1) member of the Board of Directors for so long as at least 1,000,000 originally issued shares of Series B Preferred remain outstanding (as adjusted for stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) and (ii) the holders of the Series C Preferred, Series D Preferred and Series E Preferred, voting together as a single class, shall be entitled to elect one (1) member of the Board of Directors for so long as at least 1,000,000 originally issued shares of Series C Preferred, Series D Preferred and/or Series E Preferred remain outstanding (as adjusted for stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), (iii) the holders of Common Stock, voting as a separate class, shall be entitled to elect two (2) members of the Board of Directors, and (iv) the holders of Series Preferred Stock and Common Stock, voting together as a single class and on an as-converted basis, shall be entitled to elect the remaining directors. In the case of any vacancy in the office of a director elected pursuant to clauses (i), (ii), or (iii) of the preceding sentence, a successor shall be elected to hold office for the unexpired term of such director by the affirmative vote of a majority of the shares of such specified group given at a special meeting of such stockholders duly called (or by a written consent in lieu thereof) for that purpose. Subject to Section 141(k) of the Delaware General Corporation Law, any director who shall have been elected by a specified group of stockholders may be removed during the aforesaid term of office, either for or without cause, by, and only by, the holders of a majority of the shares of such specified group, given at the a special meeting of such stockholders duly called (or by a written consent in lieu thereof) for that purpose, and such vacancy thereby created may be filled by the vote of the holders of a majority of shares of such specified group represented at such meeting (or in such consent).

     6.  Conversion.  The holders of Series Preferred Stock shall have
         ----------
conversion rights as follows (the "Conversion Rights"):
                                   -----------------

          6.1  Right to Convert.  Each share of Series Preferred Stock shall be
               ----------------
convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such Series Preferred Stock. Each share of Series Preferred Stock shall be convertible into such number of fully-paid and non-assessable shares of Common Stock as (i) in the case of the Series A Preferred is determined by dividing the Original Series A Issue Price by the Series A Preferred Conversion Price (the "Series A Conversion Price"), determined as hereinafter provided, in effect at
--------------------------
the time of conversion, (ii) in the case of the Series B Preferred is determined by dividing the Original Series B Issue Price by the Series B Preferred Conversion Price (the "Series B Conversion Price"), determined as hereinafter
                       -------------------------
provided, in effect at the time of conversion, (iii) in the case of the Series C Preferred is determined by dividing the Original Series C Issue Price by the Series C Preferred Conversion Price (the "Series C Conversion Price"),
                                          -------------------------
determined as hereinafter provided, in effect at the time of conversion, (iv) in the case of the Series D Preferred is determined by dividing the Original Series D Issue Price by the Series D Preferred Conversion Price (the "Series D
                                                               --------
Conversion Price"), determined as hereinafter provided, in effect at the time of
----------------
conversion and (v) in the case of the Series E Preferred is determined by dividing the Original Series E Issue Price by the Series E Preferred Conversion Price (the "Series E Conversion Price"), determined as hereinafter provided, in
            -------------------------
effect at the time of conversion. The initial Series A Preferred Conversion Price shall be $0.20 per share, the initial Series B Conversion Price shall be $1.2862 per share, the initial Series C Conversion Price shall be $1.079076 per share, the initial Series D Conversion Price shall be $1.87105 per share, and the initial Series E Conversion Price shall be $5.66 per share. Each of these Conversion Prices shall be subject to adjustment as provided in accordance with
Section 6.4.

          6.2  Automatic Conversion.  Each share of Series A Preferred, Series B
               --------------------
Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall automatically be converted into shares of Common Stock at the then effective Conversion Price for such series of Series Preferred Stock upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public with aggregate proceeds to the Company in excess of Twenty Million Dollars ($20,000,000) (before deduction for underwriters commissions and expenses) and a per share price not less than $8.49 per share (appropriately adjusted for any stock combination, stock split, stock dividend, recapitalization, or other similar transaction) (an "Automatic Conversion"). In the event of an Automatic Conversion of the Series Preferred Stock upon a public offering as aforesaid, the person(s) entitled to receive the Common Stock issuable upon such conversion of Series

Preferred Stock shall not be deemed to have converted such Series Preferred Stock until immediately prior to the closing of such sale of securities.

          6.3  Mechanics of Conversion.  No fractional shares of Common Stock
               -----------------------
shall be issued upon conversion of Series Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional shares to which the holder would otherwise be entitled, pay cash equal to such fraction multiplied by the then effective Conversion Price for such series of Series Preferred Stock. Before any holder of Series Preferred Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificate therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series Preferred Stock, and shall given written notice to the Corporation at such office that he or she elects to convert the same; provided, however, that in the event of an Automatic Conversion pursuant to Section 6.2, the outstanding shares of Series Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such Automatic Conversions unless the certificates evidencing such shares of Series Preferred Stock are either delivered to the Corporation or its transfer agents as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Series Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          6.4  Adjustments to Conversion Price.
               -------------------------------

               (i)    Adjustments for Dividends, Splits, Subdivisions,
                      ------------------------------------------------
Combinations, or Consolidation of Common Stock.  In the event the outstanding
----------------------------------------------
shares of Common Stock shall be increased by stock dividend payable in Common Stock, stock split, subdivision, or other similar transaction occurring after the filing of this Certificate of Incorporation into a greater number of shares of Common Stock, the Conversion Price then in effect for each series of Series Preferred Stock shall, concurrently with the effectiveness of such event, be decreased in proportion to the percentage increase in the outstanding number of shares of Common Stock. In the event the outstanding shares of Common Stock shall be decreased by reverse stock split, combination, consolidation, or other similar transaction occurring after the filing of this Certificate of Incorporation into a lesser number of shares of Common Stock, the Conversion Price then in effect for each series of Series Preferred Stock shall, concurrently with the effectiveness of such event, be increased in proportion to the percentage decrease in the outstanding number of shares of Common Stock.

               (ii)   Adjustments for Other Distributions.  In the event the
                      -----------------------------------
Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, any distribution payable in securities of the Corporation other than shares of Common Stock and other than as otherwise adjusted in this Section 6, then and in each such event provision shall be made so that the holders of Series Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 6 with respect to the rights of the holders of the Series Preferred Stock.

               (iii)  Adjustments for Reclassification, Exchange and
                      ----------------------------------------------
Substitution. If the Common Stock issuable upon conversion of the Series
-------------
Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price then in effect for each series of Series Preferred Stock shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of such Series Preferred Stock immediately before that change.

               (iv)   Adjustments of Series B Conversion Price, Series C
                      --------------------------------------------------
Conversion Price, Series D Conversion Price and Series E Conversion Price Upon
------------------------------------------------------------------------------
Issuance of Additional Stock.  If the Corporation shall issue "Additional
----------------------------
Stock" (as defined below) for a consideration per share less than the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price or the Series E Conversion Price then in effect on the date and immediately prior to such issue, then and in each such event, such Conversion Price shall be reduced concurrently with such issue, to a price (calculated to three decimal places) determined by multiplying such Conversion Price by a fraction
(1) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue (including all shares of Common Stock issuable upon conversion of the outstanding Series Preferred Stock and upon exercise of all outstanding options) plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Stock so issued (or deemed to be issued) would purchase at such Conversion Price; and (2) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue (including all shares of Common Stock issuable upon conversion of the outstanding Series Preferred Stock and upon exercise of all outstanding options) plus the number of shares of Additional Stock so issued. For purposes of this subsection (iv) "Additional Stock" shall mean all Common Stock issued by the Corporation after the Series B Original Issue Date other than Common Stock issued or issuable at any time (1) upon conversion of the Series Preferred Stock, (2) up to a total of 5,754,206 shares (net of repurchases and option expirations or terminations) to officers, directors, and employees of, and consultants to, the Corporation after the Series B Original Issue Date as designated and approved by the Board of Directors, or such larger number of shares as may hereafter be approved by the Board of Directors including the affirmative vote of the member elected by the holders of Series B Preferred or the member elected by the holders of Series C Preferred, Series D Preferred and Series E Preferred; (3) in connection with equipment leasing or bank financing transactions approved by the Corporation's Board of Directors; (4) as a dividend or distribution with respect to the Series Preferred Stock; (5) upon the issuance of shares of Series C Series Preferred Stock in excess of 5,560,314 shares; or (6) as described in subparagraphs (i), (ii) and (iii) of this Section 4.6

               For the purpose of making any adjustment in the Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price as provided above, the consideration received by the Corporation for any issue or sale of Common Stock will be computed:

                  (1) to the extent it consists of cash, as the amount of cash received by the Corporation before deduction of any offering expenses payable by the Corporation and any underwriting or similar commissions, compensation, or concessions paid or allowed by the Corporation in connection with such issue or sale;

                  (2) to the extent it consists of property other than cash, at the fair market value of that property as determined in good faith in the manner in which the value of such property is determined in Section 3.6; and

                  (3) if Common Stock is issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Common Stock.

               If the Corporation (1) grants any rights or options to subscribe for, purchase, or otherwise acquire shares of Common Stock, or (2) issues or sells any security convertible into shares of Common Stock, then, in each case, the price per share of Common Stock issuable on the exercise of the rights or options or the conversion of the securities will be determined by dividing the total amount, if any, received or receivable by the Corporation as consideration for the granting of the rights or options or the issue or sale of the convertible securities, plus the minimum aggregate amount of additional consideration payable to the Corporation on exercise or conversion of the securities, by the maximum number of shares of Common Stock issuable on the exercise of conversion. Such granting or issue or sale will be considered to be an issue or sale for cash of the maximum number of shares of Common Stock issuable on exercise or conversion at the price per share determined under this subsection, and the Conversion Price for such Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred will be adjusted as above provided to reflect (on the basis of that determination) the issue or sale. No further adjustment of the Conversion Price for such Series B Preferred, Series C Preferred, Series D Preferred or Series E
Preferred will be made as a result of the actual issuance of shares of Common Stock on the exercise of any such rights or options or the conversion of any such convertible securities.

               Upon the redemption or repurchase of any such securities or the expiration or termination of the right to convert into, exchange for, or exercise with respect to, Common Stock, the Conversion Price for the Series B Preferred, the Series C Preferred, the Series D Preferred and the Series E Preferred, as applicable, will be readjusted to such price as would have been obtained had the adjustment made upon their issuance been made upon the basis of the issuance of only the number of such securities as were actually converted into, exchanged for, or exercised with respect to, Common Stock. If the purchase price or conversion or exchange rate provided for in any such security changes at any time, then, upon such change becoming effective, the Conversion Price for the Series B Preferred, the Series C Preferred, the Series D Preferred or the Series E Preferred as applicable, then in effect will be readjusted forthwith to such price as would have been obtained had the adjustment made upon the issuance of such securities been made upon the basis of (1) the issuance of only the number of shares of Common Stock theretofore actually delivered upon the conversion, exchange or exercise of such securities, and the total consideration received therefor, and (2) the granting or issuance, at the time of such change, of any such securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price or rate.

          6.5    No Impairment.  Except as provided in Section 7, the
                 -------------
Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series Preferred Stock against impairment.

          6.6    Certificate as to Adjustments.  Upon the occurrence of each
                 -----------------------------
adjustment or readjustment of the Conversion Price of each series of Series Preferred Stock pursuant to this Section 6, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request of any holder of Series Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series Preferred Stock.

          6.7    Certificate as to Adjustments.  Upon the occurrence of each
                 -----------------------------
adjustment or readjustment of the Conversion Price

          6.8    Notices of Record Date.  In the event that this Corporation
                 ----------------------
shall propose at any time:

                 (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock, or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                (iv) to merge or consolidate with or into any other corporation, or sell, lease, or convey all or substantially all its property or business, or to liquidate, dissolve, or wind up; then, in connection with each such event, this Corporation shall send to the holders of the Series Preferred Stock:

                        (1) at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

                        (2) in the case of the matters referred to in (iii) and (iv) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event or the record date for the determination of such holders if such record date is earlier).

                Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Series Preferred Stock at the address for each such holder as shown on the books of this Corporation.

          6.9    Issue Taxes.  The Corporation shall pay any and all issue and
                 -----------
other taxes (other than income taxes) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

          6.10  Reservation of Stock Issuable Upon Conversion.  The Corporation
                ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation.

          6.11  Status of Converted Stock.  No share of Series Preferred Stock
                -------------------------
acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued and all such shares shall be cancelled, retired or eliminated from the shares which the Corporation is authorized to issue.

     7.  Covenants.
         ---------

          7.1 In addition to any other rights provided by law, this Corporation shall not without first obtaining the affirmative vote or written consent of the holders of more than fifty percent (50%) of the outstanding shares of Series Preferred Stock (voting on an as-converted basis):

                (i) amend or repeal any provision of, or add any provision to, this Corporation's Certificate of Incorporation if such action would adversely alter or change the preferences, rights, privileges, or powers of, or the restrictions provided for the benefit of or imposed upon, the Series Preferred Stock;

                (ii) increase the authorized number of shares of Series Preferred Stock;

                (iii) authorize or issue shares of any class or series of stock having any rights, preferences or privileges superior to or on a parity with any rights, preferences or privileges of the Series Preferred Stock;

                (iv) undertake any transaction or series of transactions as described in Section 3.4 hereof; or

                (v)    amend the Corporation's Bylaws.

          7.2 In addition to any other rights provided by law and in addition to the provisions of Section 7(a), this Corporation shall not without first obtaining the affirmative vote or written consent of the holders of more than sixty percent (60%) of the outstanding shares of Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, voting together as a single class and on an as-converted basis:

                (i) (increase the authorized number of shares of Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred;

                (ii) Corporation's Certificate of Incorporation if such action would adversely alter or change the preferences, rights, privileges, or powers of, or the restrictions provided for the benefit of or imposed upon, the Series B Preferred, the Series C Preferred, the Series D Preferred or the Series E Preferred;

                (iii) pay or declare any dividends on the Common Stock or Series Preferred Stock;

                (iv) authorize or issue shares of any class or series of stock having any rights, preferences or privileges superior to any rights, preferences or privileges of the Series B Preferred, the Series C Preferred, the Series D Preferred or the Series E Preferred;

                (v) undertake any transaction or series of transactions as described in Section 3.4 hereof; or

                (vi) redeem, repurchase or otherwise acquire (including, without limitation, payment into a sinking fund for such purpose) any share or shares of Common Stock or Series Preferred Stock; provided, however, that this restriction shall not apply to (A) redemptions in accordance with Section 3 of this Article Fourth, or (B) repurchases by the Company of shares of Common Stock held by employees, officers, directors, consultants, independent contractors, advisors, or other persons performing services for the Company or a subsidiary that are subject to restricted stock purchase agreements or stock option exercise agreements under which the Company has the option to repurchase such shares: (1) at cost, upon the occurrence of certain events, such as the termination of employment or services; or (2) at any price pursuant to the Company's exercise of a right of first refusal to repurchase such shares, and such repurchase is approved by the Board of Directors.

     8.  Residual Rights.  All rights accruing to the outstanding shares of the
         ---------------
Corporation not expressly provided for to the contrary herein shall be vested to the Common Stock. The Common Stock shall not be redeemable.



                                  SECTION B

                        UNDESIGNATED PREFERRED STOCK
                        ----------------------------

     The Board of Directors is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by filing a Certificate of Designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). The number of authorized shares of Preferred Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote, unless a vote of any other holders is required pursuant to a Certificate or Certificates establishing a series of Preferred Stock.

     Except as otherwise expressly provided in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this Article IV, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.


                                   ARTICLE V

     The Board of Directors of the corporation shall have the power to adopt, amend or repeal the Bylaws of the corporation.

                                  ARTICLE VI

     For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

     (A) The conduct of the affairs of the corporation shall be managed under the direction of its Board of Directors. The number of directors shall be fixed from time to time exclusively by resolution of the Board of Directors.

     (B) Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.


                                  ARTICLE VII

     To the fullest extent permitted by law, no director of the corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this
Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.